Exhibit 10.28

CABELA’S INCORPORATED

SECOND AMENDMENT OF THE
THIRD AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

     THIS SECOND AMENDMENT OF THE THIRD AMENDED AND RESTATED DEFERRED COMPENSATION PLAN is hereby adopted this 14th day of December, 2006, by Cabela’s Incorporated (the “Employer”) in its capacity as Sponsoring Employer of the Cabela’s Incorporated Third Amended and Restated Deferred Compensation Plan (the “Plan”).

     WHEREAS, the Employer desires to amend the Plan to reduce the interest rate paid on applicable deferred compensation amounts so that the Employer shall not pay any interest on deferred compensation amounts that would constitute “above-market interest” under Item 402 of Securities and Exchange Commission (“SEC”) Regulation S-K to any of the Employer’s officers who are “named executive officers” under Item 402 of SEC Regulation S-K, effective as of January 1, 2007;

     WHEREAS, the Employer does not intend this Amendment to the Plan to be a material modification of the Plan so as to jeopardize the grandfathered deferred compensation amounts under Section 409A of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, Section 8.1 of the Plan allows for the amendment of the Plan by the Employer.

     NOW, THEREFORE, the Employer hereby amends the Plan as follows:

     1. Declared Rate. Section 2.7 of the Plan is hereby deleted in its entirety and replaced with the following:

““Declared Rate” means an interest rate equal to the following:

1. For named executive officers under Item 402 of Securities and Exchange Commission (“SEC”) Regulation S-K: one hundred twenty percent (120%) of the applicable federal long-term rate as published by the Internal Revenue Service (“IRS”) and in effect on January 1st and July 1st of each calendar year. The interest rate shall be adjusted semi-annually on each January 1st and July 1st to reflect changes in the applicable federal long-term rate. In no event shall the interest rate exceed 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) at the rate that corresponds most closely to the rate under the Plan at the time the interest rate or formula is set. The foregoing notwithstanding, in the event that the definition of “above-market interest” is changed from the current definition under SEC Regulation S-K by subsequent law, regulation or other guidance, the interest rate applied to any deferred compensation of named executive officers shall automatically be reduced to conform to any such subsequent law, regulation or other guidance so that any interest applied to any deferred compensation of named executive officers under the Plan shall not be above-market interest for purposes of SEC Regulation S-K.

2. For all non-named executive officers: the Prime Rate plus one and seventy-five hundreds percent (1.75%). “Prime Rate” shall mean the prime rate as published in the Wall Street Journal, Midwest Edition on the third Tuesday of the month of June and on the third Tuesday of the month of December or, in the event that the Wall Street Journal, Midwest Edition does not carry said rate, then the prime rate as published in a comparable newspaper. The Prime Rate shall be adjusted semi-annually effective each July 1st and each January 1st to reflect the prime rate determined on the third Tuesday of the month of June and on the third Tuesday of the month of December of each calendar year.”

     2. Effective Date. The effective date of this Second Amendment shall be January 1, 2007.

     3. Continuing Effect. Except as hereby amended, the Plan shall be administered in accordance with the terms of the Plan as in effect prior to this Amendment.

     DATED THIS 14th day of December, 2006.

CABELA’S INCORPORATED,
Sponsoring Employer,

By:	/s/ Ralph W. Castner
Ralph W. Castner,
Vice President and
Chief Financial Officer

PARTICIPATING EMPLOYER CONSENTS TO THE SECOND AMENDMENT OF THE THIRD
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

     The undersigned Participating Employer of the Cabela’s Incorporated Third Amended and Restated Deferred Compensation Plan hereby consents to the foregoing Second Amendment of said Plan.

     DATED THIS 14th day of December, 2006.

WORLD’S FOREMOST BANK,
A Nebraska State Chartered Bank,
Participating Employer,

By:	/s/ Thomas M. Boatman
Thomas M. Boatman, President